EXHIBIT 22.01

SUBSIDIARIES OF MANAGEMENT TECHNOLOGIES, INC.               AS OF AUGUST 15,
1996


 . MTi Abraxsys Systems, Inc.
 . Winter Partners Limited
 . MTi Abraxsys Systems (Pte) Limited
 . MTi Abraxsys Systems (HK) Limited
 . MTi Holdings (UK) Limited
 . MTi Trading Systems Limited
 . MTi Merken, Inc.
 . Management Technologies Trade Services, Inc.
 . MTi Financial Systems (Europe) Ltd.
 . MTI Management Technologies International Ltd.
 . Management Technologies Financial Consultants Pty. Ltd (Australia) . Management Technologies Informatique S.A.